Exhibit 10.4

Certain identified information has been excluded because it is not material and would be competitively harmful if disclosed.

SOLAR CONSTRUCTION LENDING, LLC

second AMENDMENT to
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This SECOND AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Amendment”) of Solar Construction Lending, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of July 13, 2018, by and between Renewable Energy Lending, LLC, a Delaware limited liability company, and [Affiliate of Fundamental Advisors, LP], LLC, a Delaware limited liability company;

Whereas, the Members are party to that certain Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of November 7, 2016 (as heretofore amended, supplemented or otherwise modified to the date hereof, the “Existing Operating Agreement”);

Whereas, the Investment Period of the Company would end on July 15, 2018 in accordance with the terms of the Existing Operating Agreement;

Whereas, the Members desire to extend the Investment Period of the Company through July 15, 2023;

Whereas, Section 7.1(D)(xix) of the Existing Operating Agreement permits amendment only with the affirmative written consent of the Members; and

Whereas, capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Existing Operating Agreement.

Now, Therefore, in consideration of the mutual agreements, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendments to Existing Operating Agreement.
(a)The definition of “Investment Period” in Section 2.1 of the Existing Operating Agreement is hereby amended by deleting the date “July 15, 2018” and replacing it with the date “July 15, 2023”.
(b)Section 7.4(E)(ii) of the Existing Operating Agreement is hereby amended by deleting the date “September 1, 2019” and replacing it with the date “September 1, 2024”.
(c)Exhibit B to the Existing Operating Agreement is hereby amended by deleting each reference to the date “September 1, 2019” and replacing it with the date “September 1, 2024”.

(d)Notwithstanding anything to the contrary contained in the Existing Operating Agreement, prior to July 15, 2023, the Administrative Member shall have no right to take any Investment Related Action, and shall not take any Investment Related Action, without having obtained Required Approval.
2.Miscellaneous.

(a)Except as specifically modified or supplemented herein, the Existing Operating Agreement shall remain in full force and effect.  If any conflict exists between the provisions in this Amendment and the Existing Operating Agreement, this Amendment shall control.  The Existing Operating Agreement, as amended and supplemented by this Amendment, constitutes the entire agreement of the parties hereto with respect to the subject matter of the Existing Operating Agreement and this Amendment, and contains all of the covenants and agreements of the parties with respect thereto.  This Amendment may not be altered, changed or amended except by an instrument in writing signed by all parties hereto.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  All section headings of this Amendment are inserted solely as a matter of convenience and for reference, and are not a substantive part of this Amendment.  The recitals hereto are hereby incorporated by reference into and form an integral part of this Amendment.

(b)This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

(c)This Amendment may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(d)By their execution of this Amendment, the undersigned Members and the Administrative Member hereby confirm that they are duly authorized to execute this Amendment and any necessary requisite approval has been obtained with respect to this Amendment and all matters set forth herein.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

[AFFILIATE OF FUNDAMENTAL ADVISORS, LP]

By:	[Affiliate of Fundamental Advisors, LP], its managing member

	By:	[Affiliate of Fundamental Advisors, LP], its managing member

	By:	/s/Laurence Gottlieb
		Name:	Laurence Gottlieb
		Title:	Managing Member

RENEWABLE ENERGY LENDING, LLC

By:	Hunt Investment Management, LLC, its administrative member

	By:	/s/Gary A. Mentesana
		Name:	Gary A. Mentesana
		Title:	Executive Vice President

[Signature Page to Second Amendment to SCL Limited Liability Company Operating Agreement]